EXHIBIT 21

Semele Group Inc.
List of Subsidiaries
As of December 31, 2003

    AFG ASIT Corporation, a Massachusetts corporation
    AFG International Partners Limited Partnership I, a Massachusetts limited partnership
    AFG International Partners Limited Partnership II, a Massachusetts limited partnership
    AFG Realty Corp., a Massachusetts corporation
    AFG Realty/BU Limited Partnership, a Massachusetts limited partnership
    AFG Regent Trust (New South Wales, Australia)
    AFG Washington Trust, a Massachusetts statutory trust
    AFG Investment Trust C, a Delaware business trust
    AFG Investment Trust D, a Delaware business trust
    Ariston Corporation, a Delaware corporation
    EFG Kirkwood, LLC, Delaware limited liability company
    EFG Palisades, LLC a Delaware limited liability company
    Equis II Corporation, Delaware corporation
    Kirkwood Palisades, LLC, a Delaware limited liability company
    EFG/Kettle Development, LLC, a Delaware limited liability company
    Kelowna Village Projects Inc., a Yukon corporation
    Kettle Valley Development Limited Partnership, a British Columbia limited partnership
    Old North Capital Limited Partnership, a Massachusetts limited partnership
    ONC I Corp., a Massachusetts corporation
    Semele Development Corp., a Delaware corporation
    Rail Investors I, LLC, a Delaware limited liability company
    MILPI Holdings, LLC, a Delaware limited liability company
    Transportation Equipment-PLM, LLC, a Delaware limited liability company
    PLM International, Inc., a Delaware corporation
    BSLF II Rancho Malibu Limited Partnership, an Illinois limited partnership
    BSLF II Rancho Malibu Corp., an Illinois corporation
    RM Financing, LLC, a Delaware limited liability company
    RMLP, Inc., a Delaware corporation